Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101		Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	January 23, 2018

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2017 Results

Fiscal Year 2017 Diluted EPS $1.13, Fiscal Year Adjusted Diluted EPS $2.451a;

Excluding Impacts of the Royal Transaction, Fiscal Year Adjusted Diluted EPS $2.501b

Fiscal Year 2018 Adjusted Diluted EPS Guidance set at $3.10 to $3.40

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter and fiscal year that ended December 2, 2017 and initiated guidance for fiscal 2018. In October 2017, the Company acquired Royal Adhesives & Sealants, LLC (“Royal”), which had net revenue of $658 million during the 2017 fiscal year ended December 2, 2017.

Items of Note for 2018 Guidance:

■	More than 30 percent revenue growth versus 2017 fiscal year; 6 to 7 percent revenue growth on a pro forma basis[2];
■	Adjusted EBITDA[3] of approximately $465 million, an increase of about 60 percent versus 2017 and approximately 13 percent growth versus 2017 on a pro forma basis[2];
■	Adjusted diluted EPS[1][a] in the range of $3.10 to $3.40, an increase of 24 percent to 36 percent versus 2017;
■	Core tax rate of between 25 and 27 percent, reflecting an estimate based on the recently passed legislation;
■	Cash flow from operating activities of approximately $290 million. Capital expenditures planned at approximately $90 million;
■	Free cash flow[4] of approximately $200 million of which approximately $170 million will be used to repay debt.

Items of Note for the Fourth Quarter of 2017:

■	Our acquisition of Royal has expanded our position in markets that require highly specified adhesive solutions;

■

Net revenue growth of 18 percent versus the fourth quarter of 2016. Adjusting for the Royal acquisition and the extra week in the fourth quarter of 2016, constant currency revenue[5] growth was 12 percent, with organic revenue growth of 8 percent and organic volume growth of 6 percent;

■	Net loss was $7.6 million in the fourth quarter of 2017; adjusted net income, excluding the impact of the Royal transaction, was $38.9 million, or $0.75[1] per diluted share;
■	Adjusted EBITDA[3] margin, excluding the impact of the Royal transaction, was up sequentially to 13.1 percent;
■	Cash flow from operations for the 2017 fiscal year was $136 million. Excluding the impact of Royal, cash flow from operations was $120 million in the fourth quarter and $197 million for the 2017 fiscal year;
■

Adjusting for the extra week in the fourth quarter of 2016, organic volume growth for Engineering Adhesives was 19 percent in the quarter; Asia Pacific grew volume approximately 10 percent versus last year; the Americas and EIMEA had solid mid-single digit volume growth and Construction Products saw improved top-line trends versus prior periods this year;

■	Construction Products adjusted EBITDA[3] margin was up 550 basis points versus the prior year’s fourth quarter and back to double digits.

Fiscal 2018 Guidance:

We are introducing an adjusted EPS1a guidance range for 2018 of between $3.10 and $3.40. Adjusted EBITDA3 for fiscal year 2018 is expected to be approximately $465 million. Organic growth on proforma revenue2 is expected to be 6 to 7 percent for 2018 versus the 2017 fiscal year which reflects good volume growth, favorable foreign currency translation and further pricing to offset continued raw material inflation. Our core tax rate is expected to be between 25 and 27 percent, which reflects our current estimate of the impact of the recently passed tax legislation. We expect capital expenditures to be around $90 million, which includes approximately $15 million for integration related capital expenditures.

“Our 2018 guidance reflects a step change in performance as a result of the continuation of the strong underlying growth and profit improvement in our existing business combined with continued success of the Royal business which we acquired in the fourth quarter,” said Jim Owens, H.B. Fuller President and Chief Executive Officer. “Integration activities are well under way and are going very smoothly and we are excited about the cost synergy and growth opportunities that combining these two great companies will create. The combined businesses will create solid organic growth, sizable margin improvement and significant increases in free cash flow for H.B. Fuller.”

This guidance excludes between $15 and $20 million, pre-tax, of expenses required to integrate the Royal business and other businesses acquired in 2017, between $7 and $10 million of expenses, pre-tax, related to Project ONE ERP development costs as well as other items that cannot reasonably be estimated at this time. A complete reconciliation of the non-GAAP financial information contained in our 2018 guidance is not being provided in accordance with the “unreasonable efforts” exception of Item 10(e)(1)(i)(B) of Regulation S-K of the Securities and Exchange Commission.

Fourth Quarter 2017 Results:

Net loss for the fourth quarter of 2017 was $7.6 million, or a loss of $0.15 per diluted share, versus net income of $39.1 million, or $0.76 per diluted share, in last year’s fourth quarter. Adjusted diluted earnings per share in the fourth quarter of 2017, excluding the impact of the Royal transaction, were $0.751b versus the prior year’s adjusted result of $0.741a, which included an extra week. Adjusting for the extra week in 2016, adjusted earnings per share were up 9 percent as strong volume growth was offset by higher year-over-year raw material costs.

Net revenue for the fourth quarter of 2017 was $678.2 million, up 18 percent versus the fourth quarter of 2016. Adjusting for the extra week in 2016 and excluding the impact of Royal, revenue was up 12 percent as higher volume, pricing and acquisitions all positively impacted net revenue growth. Organic revenue, defined as constant currency revenue less the impact from acquisitions, was up 8 percent year-over-year.

Gross profit margin was 24.7 percent. Adjusted gross profit margin6, excluding the impact of the Royal transaction, was 26.5 percent. Margins remained lower year-over-year due to continued increasing raw material costs relative to the timing of additional price increases. Selling, General and Administrative (SG&A) expense was $151.1 million. Adjusted SG&A expense7, excluding the impact of the Royal transaction, was $101.5 million, down versus the prior year, due to one fewer operating week as well as good overall expense control.

“We had continued strong revenue performance and excellent cash flow performance in the fourth quarter as organic growth was again very strong,” said Mr. Owens. “The pricing actions we implemented early in the year had a positive impact on our margins, however, as a result of Hurricane Harvey and continued environmental controls in China, raw materials continued to increase during the fourth quarter. We have implemented additional pricing actions that will offset inflation in the first half of 2018. Engineering Adhesives, Asia Pacific and Americas all delivered double digit sales growth, with results above our long term targets. Adjusting for the Royal acquisition, we had by far our strongest cash flow quarter of the year. Most importantly, we completed the transformative and complementary acquisition of Royal Adhesives which is accelerating our strategy by combining their strong presence in specified adhesive applications with our global reach and focus.”

Balance Sheet and Cash Flow:

At the end of the fourth quarter of 2017, cash balances totaled $194 million with total debt of $2,452 million. This compares to third quarter 2017 cash and debt levels of $120 million and $799 million, respectively. Sequentially, net debt was up by approximately $1,579 million dollars, reflecting the purchase price of Royal offset by strong cash flow from operations. Cash flow from operations for the 2017 fiscal year was $136 million. Excluding the impact of Royal, cash flow from operations was $120 million in the fourth quarter and $197 million for the 2017 fiscal year, reflecting strong topline growth and good working capital management, offset by restructuring charges. Capital expenditures were $19 million in the fourth quarter of 2017 and $55 million for the 2017 fiscal year.

Year-To-Date Results:

Net income for the 2017 fiscal year was $58.2 million, or $1.13 per diluted share, versus net income of $124.1 million, or $2.42 per diluted share, in the 2016 fiscal year. Adjusted diluted earnings per share in the 2017 fiscal year, excluding the impact of the Royal transaction, were $2.501b. Adjusting for the extra week last year, adjusted diluted earnings per share were up 3 percent year-over-year.

Net revenue for the 2017 fiscal year was $2,306.0 million, up 10 percent versus the 2016 fiscal year. Adjusting for Royal and the extra week in 2016, constant currency revenue5 grew by 10.6 percent year-over-year and organic revenue, defined as constant currency revenue less the impact from acquisitions, was up 7 percent.

Conference Call:

The Company will host an investor conference call to discuss fourth quarter results on Wednesday, January 24, 2017, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast under the Investor Relations section of the Company’s website. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted selling, general and administrative expense, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization (EBITDA) and constant currency revenue does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward looking non-GAAP measures contained in our fiscal 2018 outlook, which are unknown or have not yet occurred.

About H.B. Fuller Company:

For 130 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2017 net revenue of $2.3 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Royal transaction may involve unexpected costs or liabilities; our business or stock price may suffer as a result of uncertainty surrounding the transaction; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; following the transaction, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended December 3, 2016, and its SEC 10-Q filing for the quarter ended September 2, 2017. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of		14 Weeks Ended	Percent of
	December 2, 2017	Net Revenue		December 3, 2016	Net Revenue
Net revenue	$678,200	100.0%		$574,907	100.0%
Cost of sales	(510,464)	(75.3%	)	(407,086)	(70.8% )
Gross profit	167,736	24.7%		167,821	29.2%

Selling, general and administrative expenses	(151,126)	(22.3%	)	(106,495)	(18.6% )
Special charges, net	-	0.0%		(1,856)	(0.3% )
Other income (expense), net	(24,401)	(3.6%	)	54	0.0%
Interest expense	(19,073)	(2.8%	)	(7,645)	(1.3% )
Income (loss) before income taxes and income from equity method investments	(26,864)	(4.0%	)	51,879	9.0%

Income taxes	17,092	2.5%		(14,873)	(2.6% )

Income from equity method investments	2,228	0.3%		2,221	0.4%
Net income (loss) including non-controlling interests	(7,544)	(1.1%	)	39,227	6.8%

Net income (loss) attributable to non-controlling interests	(14)	(0.0%	)	(93)	(0.0% )
Net income (loss) attributable to H.B. Fuller	$(7,558)	(1.1%	)	$39,134	6.8%

Basic income (loss) per common share attributable to H.B. Fuller	$(0.15)			$0.78

Diluted income (loss) per common share attributable to H.B. Fuller	$(0.15)			$0.76

Weighted-average common shares outstanding:
Basic	50,356			50,180
Diluted	51,724			51,378

Dividends declared per common share	$0.15			$0.14

Selected Balance Sheet Information (subject to change prior to the filing of the Company's Annual Report on Form 10-K)

	December 2, 2017	December 3, 2016	November 28, 2015
Cash & cash equivalents	$194,398	$142,245	$119,168
Trade accounts receivable, net	473,700	351,130	364,704
Inventories	359,505	247,399	248,504
Trade payables	268,467	162,964	177,864
Total assets	4,365,276	2,058,254	2,042,252
Total debt	2,451,910	705,657	722,863

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	52 Weeks Ended	Percent of	53 Weeks Ended	Percent of
	December 2, 2017	Net Revenue	December 3, 2016	Net Revenue
Net revenue	$2,306,043	100.0%	$2,094,605	100.0%
Cost of sales	(1,702,873)	(73.8% )	(1,484,802)	(70.9% )
Gross profit	603,170	26.2%	609,803	29.1%

Selling, general and administrative expenses	(477,030)	(20.7% )	(407,638)	(19.5% )
Special charges	-	0.0%	168	0.0%
Other income (expense), net	(23,740)	(1.0% )	(7,549)	(0.3% )
Interest expense	(43,701)	(1.9% )	(27,359)	(1.3% )
Income from continuing operations before income taxes and income from equity method investments	58,699	2.5%	167,425	8.0%

Income taxes	(9,086)	(0.4% )	(50,436)	(2.4% )

Income from equity method investments	8,677	0.4%	7,393	0.3%
Net income including non-controlling interests	58,290	2.5%	124,382	5.9%

Net income attributable to non-controlling interests	(48)	(0.0% )	(254)	(0.0% )
Net income attributable to H.B. Fuller	$58,242	2.5%	$124,128	5.9%

Basic income per common share attributable to H.B. Fuller	$1.16		$2.48

Diluted income per common share attributable to H.B. Fuller[a]	$1.13		$2.42

Weighted-average common shares outstanding:
Basic	50,370		50,136
Diluted	51,619		51,270

Dividends declared per common share	$0.59		$0.55

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION – Income Statement
In thousands, except per share amounts (unaudited)

					Less	Adjusted
			Adjusted		Adjusted	Excluding Royal		% of
	13 Weeks Ended	Add	13 Weeks Ended		Royal	13 Weeks Ended		Net
	December 2, 2017	Adjustments	December 2, 2017		Results	December 2, 2017		Revenue
Net revenue	$678,200	$-	$678,200		$77,034	$601,166		100.0%
Cost of sales	(510,464)	12,566	(497,898)		(55,858)	(442,040)		(73.5%)
Gross profit	167,736	12,566	180,302		21,176	159,126		26.5%[6]

Selling, general and administrative expenses	(151,126)	33,893	(117,233)		(15,769)	(101,464	) [7]	(16.9%)
Other income (expense), net	(24,401)	25,966	1,565		1,087	478		0.1%
Interest expense	(19,073)	-	(19,073)		(10,286)	(8,787)		(1.5%)
Income (loss) before income taxes and income from equity method investments	(26,864)	72,425	45,561		(3,792)	49,353		8.2%

Income taxes	17,092	(28,318)	(11,226)		1,437	(12,663)		(2.1%)
- Effective tax rate	63.6%		24.6%		37.9%	25.7%

Income from equity method investments	2,228	-	2,228		-	2,228		0.4%
Net income (loss) including non-controlling interests	(7,544)	44,107	36,563		(2,355)	38,918		6.5%

Net income attributable to non-controlling interests	(14)	-	(14)		-	(14)		(0.0%)
Net income (loss) attributable to H.B. Fuller	$(7,558)	$44,107	$36,549		$(2,355)	$38,904		6.5%

Basic income (loss) per common share attributable to H.B. Fuller	$(0.15)	$0.88	$0.73		$(0.05)	$0.77

Diluted income (loss) per common share attributable to H.B. Fuller	$(0.15)	$0.85	0.71	1a	$(0.05)	0.75	1b

Weighted-average common shares outstanding:
Basic	50,356	50,356	50,356		50,356	50,356
Diluted	51,724	51,724	51,724		51,724	51,724

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION – Income Statement
In thousands, except per share amounts (unaudited)

		% of		Adjusted	% of
	14 Weeks Ended	Net		14 Weeks Ended	Net
	December 3, 2016	Revenue	Adjustments	December 3, 2016	Revenue
Net revenue	$574,907	100.0%	$-	$574,907	100.0%
Cost of sales	(407,086)	(70.8%)	(543)	(406,543)	(70.7%)
Gross profit	167,821	29.2%	543	168,364	29.3%

Selling, general and administrative expenses	(106,495)	(18.6%)	2,520	(109,015)	(19.0%)
Special charges, net	(1,856)	(0.3%)	(1,856)	-	0.0%
Other income (expense), net	54	-	-	54	0.0%
Interest expense	(7,645)	(1.3%)	(58)	(7,587)	(1.3%)
Income before income taxes and income from equity method investments	51,879	9.0%	(63)	51,816	9.0%

Income taxes	(14,873)	(2.6%)	1,161	(16,034)	(2.8%)
- Effective tax rate	28.7%			30.9%

Income from equity method investments	2,221	0.4%	-	2,221	0.4%
Net income including non-controlling interests	39,227	6.8%	(1,224)	38,003	6.6%

Net income attributable to non-controlling interests	(93)	-	-	(93)	(0.0%)
Net income attributable to H.B. Fuller	$39,134	6.8%	$(1,224)	$37,910	6.6%

Basic income per common share attributable to H.B. Fuller	$0.78		$(0.02)	$0.76

Diluted income per common share attributable to H.B. Fuller	$0.76		$(0.02)	$0.74 [1]

Weighted-average common shares outstanding:
Basic	50,180		50,180	50,180
Diluted	51,378		51,378	51,378

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION – Income Statement
In thousands, except per share amounts (unaudited)

					Less	Adjusted
			Adjusted		Adjusted	Excluding Royal		% of
	52 Weeks Ended	Add	52 Weeks Ended		Royal	52 Weeks Ended		Net
	December 2, 2017	Adjustments	December 2, 2017		Results	December 2, 2017		Revenue
Net revenue	$2,306,043	$-	$2,306,043		$77,034	$2,229,009		100.0%
Cost of sales	(1,702,873)	26,520	(1,676,353)		55,858	(1,620,495)		(72.7% )
Gross profit	603,170	26,520	629,690		(21,176)	608,514		27.3%

Selling, general and administrative expenses	(477,030)	52,734	(424,296)		15,769	(408,527)		(18.3% )
Other income (expense), net	(23,740)	26,179	2,439		1,087	1,352		0.1%
Interest expense	(43,701)	-	(43,701)		10,286	(33,415)		(1.5% )
Income from continuing operations before income taxes and income from equity method investments	58,699	105,433	164,132		(3,792)	167,924		7.5%

Income taxes	(9,086)	(37,114)	(46,200)		1,437	(47,637)		(2.1% )
-Effective tax rate	15.5%	35.2%	28.1%		37.9%	28.4%

Income from equity method investments	8,677	-	8,677		-	8,677		0.4%
Net income including non-controlling interests	58,290	68,319	126,609		(2,355)	128,964		5.8%

Net income attributable to non-controlling interests	(48)	-	(48)		-	(48)		(0.0% )
Net income attributable to H.B. Fuller	$58,242	$68,319	$126,561		$(2,355)	$128,916		5.8%

Basic income per common share attributable to H.B. Fuller[a]	$1.16	$1.36	2.51		$(0.05)	$2.56

Diluted income per common share attributable to H.B. Fuller	$1.13	$1.32	2.45	1a	$(0.05)	$2.50	1b

Weighted-average common shares outstanding:
Basic	50,370	50,370	50,370		50,370	50,370
Diluted	51,619	51,619	51,619		51,619	51,619

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION – Income Statement
In thousands, except per share amounts (unaudited)

		% of		Adjusted	% of
	53 Weeks Ended	Net		53 Weeks Ended	Net
	December 3, 2016	Revenue	Adjustments	December 3, 2016	Revenue
Net revenue	$2,094,605	100.0%	$-	$2,094,605	100.0%
Cost of sales	(1,484,802)	(70.9% )	(4,442)	(1,480,360)	(70.7% )
Gross profit	609,803	29.1%	4,442	614,245	29.3%

Selling, general and administrative expenses	(407,638)	(19.5% )	697	(408,335)	(19.5% )
Special charges. net	168	0.0%	168	-	0.0%
Other income (expense), net	(7,549)	(0.3% )	(684)	(6,865)	(0.3% )
Interest expense	(27,359)	(1.3% )	(280)	(27,079)	(1.3% )
Income before income taxes and income from equity method investments	167,425	8.0%	4,541	171,966	8.2%

Income taxes	(50,436)	(2.4% )	1,656	(52,092)	(2.4% )
- Effective tax rate	30.1%		-36.5%	30.3%

Income from equity method investments	7,393	0.3%	-	7,393	0.3%
Net income including non-controlling interests	124,382	5.9%	2,885	127,267	6.1%

Net income attributable to non-controlling interests	(254)	-	-	(254)	(0.0% )
Net income attributable to H.B. Fuller	$124,128	5.9%	$2,885	$127,013	6.1%

Basic income per common share attributable to H.B. Fuller[a]	$2.48		$0.06	$2.53

Diluted income per common share attributable to H.B. Fuller[a]	$2.42		$0.06	$2.48

Weighted-average common shares outstanding:
Basic	50,136		50,136	50,136
Diluted	51,270		51,270	51,270

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
ADJUSTED EARNING PER SHARE RECONCILIATION
In thousands (unaudited)

		13 Weeks ended December 2, 2017			14 Weeks ended December 3, 2016
		Income			Income
		before	Income	Diluted[a]	before	Income	Diluted
		Income Tax	Taxes	EPS	Income Tax	Taxes	EPS
GAAP Earnings		$(24,650)	$(17,092)	$(0.15)	$54,007	$14,873	$0.76

Acquisition project costs	b	15,298	4,195	0.21	500	141	0.01
Make-whole cost on debt repayment	c	25,535	8,937	0.32	-	-	-
Advisory/financing fees	d	28,499	9,975	0.36	-	-	-
Tonsan call option agreement	e	(1,705)	-	(0.03)	(5,173)	-	(0.10)
Organizational realignment	f	1,018	230	0.02	3,066	544	0.05
Other	g	3,780	4,981	(0.02)	1,544	476	0.02
Adjusted Earnings		$47,775	11,226	0.71	$53,944	$16,034	$0.74

Adjusted Royal results		3,792	1,437	0.05
Adjusted earnings excluding Royal		$51,567	12,663	0.75

		52 Weeks ended December 2, 2017			53 Weeks ended December 3, 2016
		Income			Income
		before	Income	Diluted	before	Income	Diluted
		Income Tax	Taxes	EPS	Income Tax	Taxes	EPS[a]
GAAP Earnings		$67,328	$9,086	$1.13	$174,564	$50,436	$2.42

Acquisition project costs	b	20,493	5,993	0.28	2,633	640	0.04
Make-whole cost on debt repayment	c	25,535	8,937	0.32	-	-	-
Advisory/financing fees	d	33,879	11,858	0.43	-	-	-
Tonsan call option agreement	e	(3,945)	-	(0.08)	(5,370)	-	(0.10)
Organizational realignment	f	19,963	4,343	0.30	3,633	57	0.07
Other	g	9,508	5,983	0.08	3,645	959	0.05
Adjusted Earnings		$172,761	46,200	2.45	$179,105	$52,092	$2.48

Adjusted Royal results		3,792	1,437	0.05
Adjusted earnings excluding Royal		$176,553	47,637	2.50

a Income per share amounts may not add due to rounding
b Costs related to integrating and accounting for acquisitions
c Cash costs related to make whole payments associated with the early repayment of certain debt in conjunction with the Royal Transaction
d Cash costs related to transaction advisory costs and costs for arranging financing in conjunction with the Royal Transaction
e Non-cash costs related to accretion and revaluation of the Tonsan call option agreement

f Costs related to Organizational Realignment to Support 2020 Strategic Plan, Construction Products facility combination, EIMEA restructuring announced November 2015, business integration and Special Charges

g Costs related to Project One development costs, discrete tax items and other corporate costs

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	13 Weeks Ended	14 Weeks Ended
	December 2, 2017	December 3, 2016
Net Revenue
Americas Adhesives	$234,887	$217,639
EIMEA	151,765	150,328
Asia Pacific	74,107	70,361
Construction Products	58,634	64,235
Engineering Adhesives	81,773	72,344
Royal Adhesives	77,034	-
Total H.B. Fuller	$678,200	$574,907

Segment Operating Income [8]
Americas Adhesives	$24,827	$31,936
EIMEA	10,091	14,502
Asia Pacific	5,898	6,111
Construction Products	461	(2,147)
Engineering Adhesives	7,974	10,924
Royal Adhesives	(32,641)	-
Total H.B. Fuller	$16,610	$61,326

Depreciation and Amortization Expense
Americas Adhesives	$5,779	$5,016
EIMEA	5,304	5,120
Asia Pacific	1,958	1,862
Construction Products	4,277	4,074
Engineering Adhesives	3,733	4,374
Royal Adhesives	6,760	-
Total H.B. Fuller	$27,811	$20,446

EBITDA [3]
Americas Adhesives	$30,607	$36,952
EIMEA	15,395	19,622
Asia Pacific	7,856	7,973
Construction Products	4,738	1,927
Engineering Adhesives	11,707	15,298
Royal Adhesives	(25,881)	-
Total H.B. Fuller	$44,422	$81,772

Segment Operating Margin [8]
Americas Adhesives	10.6%	14.7%
EIMEA	6.6%	9.6%
Asia Pacific	8.0%	8.7%
Construction Products	0.8%	(3.3% )
Engineering Adhesives	9.8%	15.1%
Royal Adhesives	(42.4% )	-
Total H.B. Fuller	2.4%	10.7%

EBITDA Margin [3]
Americas Adhesives	13.0%	17.0%
EIMEA	10.1%	13.1%
Asia Pacific	10.6%	11.3%
Construction Products	8.1%	3.0%
Engineering Adhesives	14.3%	21.1%
Royal Adhesives	(33.6% )	-
Total H.B. Fuller	6.5%	14.2%

Adjusted EBITDA [3]
Americas Adhesives	$35,818	$37,336
EIMEA	17,524	21,039
Asia Pacific	8,586	8,177
Construction Products	5,938	2,967
Engineering Adhesives	10,848	10,235
Royal Adhesives	12,167	-
Total H.B. Fuller	$90,881	$79,754

Adjusted EBITDA Margin [3]
Americas Adhesives	15.2%	17.2%
EIMEA	11.5%	14.0%
Asia Pacific	11.6%	11.6%
Construction Products	10.1%	4.6%
Engineering Adhesives	13.3%	14.1%
Royal Adhesives	15.8%	-
Total H.B. Fuller	13.4%	13.9%

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	52 Weeks Ended	53 Weeks Ended
	December 2, 2017	December 3, 2016
Net Revenue
Americas Adhesives	$888,552	$806,062
EIMEA	548,439	545,135
Asia Pacific	264,191	241,827
Construction Products	238,513	256,346
Engineering Adhesives	289,314	245,235
Royal Adhesives	77,034	-
Total H.B. Fuller	$2,306,043	$2,094,605

Segment Operating Income [8]
Americas Adhesives	$98,979	$125,979
EIMEA	29,870	40,121
Asia Pacific	15,350	15,410
Construction Products	(1,120)	3,265
Engineering Adhesives	20,453	17,390
Royal Adhesives	(37,392)	-
Total H.B. Fuller	$126,140	$202,165

Depreciation and Amortization Expense
Americas Adhesives	$21,171	$18,979
EIMEA	19,845	21,441
Asia Pacific	8,135	7,484
Construction Products	16,316	14,977
Engineering Adhesives	15,088	14,804
Royal Adhesives	6,760	-
Total H.B. Fuller	$87,315	$77,685

EBITDA [3]
Americas Adhesives	$120,150	$144,958
EIMEA	49,714	61,562
Asia Pacific	23,484	22,894
Construction Products	15,196	18,242
Engineering Adhesives	35,542	32,194
Royal Adhesives	(30,631)	-
Total H.B. Fuller	$213,455	$279,850

Segment Operating Margin [8]
Americas Adhesives	11.1%	15.6%
EIMEA	5.4%	7.4%
Asia Pacific	5.8%	6.4%
Construction Products	(0.5% )	1.3%
Engineering Adhesives	7.1%	7.1%
Royal Adhesives	(48.5% )	-
Total H.B. Fuller	5.5%	9.7%

EBITDA Margin [3]
Americas Adhesives	13.5%	18.0%
EIMEA	9.1%	11.3%
Asia Pacific	8.9%	9.5%
Construction Products	6.4%	7.1%
Engineering Adhesives	12.3%	13.1%
Royal Adhesives	(39.8% )	-
Total H.B. Fuller	9.3%	13.4%

Adjusted EBITDA [3]
Americas Adhesives	$134,249	$145,890
EIMEA	62,280	63,912
Asia Pacific	26,487	24,061
Construction Products	22,942	19,473
Engineering Adhesives	34,070	27,607
Royal Adhesives	12,167	-
Total H.B. Fuller	$292,195	$280,943

Adjusted EBITDA Margin [3]
Americas Adhesives	15.1%	18.1%
EIMEA	11.4%	11.7%
Asia Pacific	10.0%	9.9%
Construction Products	9.6%	7.6%
Engineering Adhesives	11.8%	11.3%
Royal Adhesives	15.8%	-
Total H.B. Fuller	12.7%	13.4%

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH
(unaudited)

13 Weeks Ended December 2, 2017

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products		Engineering Adhesives	Total HBF
Price	0.9%	5.4%	0.5%	0.1%		0.5%	1.9%
Volume	5.0%	4.0%	10.4%	(1.7%	)	19.3%	6.5%
Mix	0.1%	0.6%	0.2%	(0.4%	)	(0.7% )	0.1%
Acquisition	8.8%	-	-	-		-	3.3%
Constant Currency Growth [5]	14.8%	10.0%	11.1%	(2.0%	)	19.1%	11.8%

F/X	0.2%	(1.9% )	1.3%	0.4%		1.1%	(0.1% )
Royal Impact	-	-	-	-		-	13.4%
Extra Week	(7.1% )	(7.1% )	(7.1% )	(7.1%	)	(7.1% )	(7.1% )
	7.9%	1.0%	5.3%	(8.7%	)	13.1%	18.0%

52 Weeks Ended December 2, 2017

	Americas Adhesives		EIMEA	Asia Pacific		Construction Products		Engineering Adhesives		Total HBF
Price	(0.4%	)	4.5%	(0.6%	)	0.0%		(1.2%	)	0.8%
Volume	6.1%		4.6%	11.1%		(4.9%	)	20.3%		6.1%
Mix	(0.8%	)	0.1%	(0.5%	)	(0.3%	)	(0.5%	)	(0.4% )
Acquisition	7.6%		-	2.8%		-		3.2%		4.1%
Constant Currency Growth [5]	12.5%		9.2%	12.8%		(5.2%	)	21.8%		10.6%

F/X	(0.3%	)	(6.6% )	(1.6%	)	0.2%		(1.8%	)	(2.2% )
Royal Impact	-		-	-		-		-		3.7%
Extra Week	(2.0%	)	(2.0% )	(2.0%	)	(2.0%	)	(2.0%	)	(2.0% )
	10.2%		0.6%	9.2%		(7.0%	)	18.0%		10.1%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION - EBITDA
In thousands (unaudited)

	13 Weeks Ended	14 Weeks Ended
	December 2, 2017	December 3, 2016
Net income (loss) including non-controlling interests	$(7,544)	$39,227

Income from equity method investments	(2,228)	(2,221)
Income taxes	(17,092)	14,873
Interest expense	19,073	7,645
Other income (expense), net	24,401	(54)
Special charges	-	1,856
Segment Operating Income[8]	16,610	61,326

Depreciation expense	14,697	12,460
Amortization expense	13,115	7,986
EBITDA[3]	$44,422	$81,772

Non-recurring costs	46,459	(2,018)
Adjusted EBITDA[3]	$90,881	$79,754

Less: Adjusted Royal EBITDA	$(12,167)
	$78,714

Adjusted EBITDA margin[3] on core HB Fuller	13.1%	13.9%

	52 Weeks Ended	53 Weeks Ended
	December 2, 2017	December 3, 2016
Net income including non-controlling interests	$58,290	$124,382

Income from equity method investments	(8,677)	(7,393)
Income taxes	9,086	50,436
Interest expense	43,701	27,359
Other income (expense), net	23,740	7,549
Special charges	-	(168)
Segment Operating Income[8]	126,140	202,165

Depreciation expense	51,072	49,190
Amortization expense	36,243	28,495
EBITDA[3]	$213,455	$279,850

Non-recurring costs	78,740	1,093
Adjusted EBITDA[3]	$292,195	$280,943

Less: Adjusted Royal EBITDA	$(12,167)
	$280,028

Adjusted EBITDA margin[3] on core HB Fuller	12.6%	13.4%

H.B. FULLER COMPANY AND SUBSIDIARIES
PROFORMA FINANCIAL MEASURES
In thousands (unaudited)

	Royal	Royal	Royal	H.B. Fuller	Proforma
	12/4/16 -	10/20/17 -	52 weeks ended -	Standalone	Combined[2]
	10/19/17	12/2/17	December 2017	December 2017	December 2017

Net income (loss)	$17,565	$(31,486)	$(13,921)	$89,777	$75,856

Income from equity method investments	-	-	-	(8,677)	(8,677)
Income taxes	7,735	(16,147)	(8,412)	25,232	16,820
Interest expense	39,306	10,286	49,592	33,415	83,007
Other income (expense), net	-	(45)	(45)	23,785	23,740
Segment Operating Income[8]	$64,606	$(37,392)	$27,214	$163,532	$190,746

Depreciation expense	$9,354	$1,712	11,066	$49,360	60,426
Amortization expense	34,175	5,049	39,224	31,194	70,418
EBITDA[3]	$108,135	$(30,631)	$77,504	$244,086	$321,590

Non-recurring costs	$12,670	$42,798	55,468	$35,942	91,410
Adjusted EBITDA[3]	$120,805	$12,167	$132,972	$280,028	$413,000

Net Revenue	$580,719	$77,034	$657,753	$2,229,009	$2,886,762

H.B. FULLER COMPANY AND SUBSIDIARIES
OPERATING CASH FLOW RECONCILIATION
In thousands (unaudited)

	13 Weeks Ended	52 Weeks Ended
	December 2, 2017	December 2, 2017

Cash Flow from Operations	$65,532	$136,337

Make-whole cost on debt restructuring	25,535	25,535
Advisory/financing fees	28,499	33,879
Net Royal cash flow impact	752	803

Cash flow from operations, excluding the Royal acquisition	$120,318	$196,554

1a

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following costs included on the adjusted earnings per share reconciliation table above: special charges related to the “business integration”; organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; Project ONE development costs; the closing of a facility in the Philippines; integrating and accounting for past and present acquisitions and all transaction related costs of the Royal transaction.

[1][b]

Adjusted diluted earnings per share excluding Royal (EPS) is a non-GAAP financial measure and excludes the costs included on the adjusted earnings per share reconciliation table above in addition to the income generated from operating the business for 6 weeks.

[2]

Proforma financial results represent combined 2017 fiscal year financial results of H.B. Fuller on a standalone basis, the Royal business for the period under prior ownership and the 6 weeks under H.B. Fuller ownership. The proforma results are presented to provide the reader with a baseline to evaluate 2018 financial guidance.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. Adjusted EBITDA excludes operating items listed on the adjusted earnings per share reconciliation table above. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

[4]	Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities less capital expenditures.
[5]

Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume, mix and acquisitions and excludes revenue changes driven by foreign currency translation. The schedule above reconciles each component of net revenue growth.

[6]

Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; the closing of a facility in the Philippines; integrating and accounting for past and present acquisitions; and all impacts related to the Royal transaction, including the income generated from operating the business for 6 weeks. Adjusted gross profit margin is defined as adjusted gross profit divided by adjusted net revenue.

[7]

Adjusted SG&A expense is a non-GAAP financial measure which excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; Project ONE development costs; integrating and accounting for past and present acquisitions; and all impacts related to the Royal transaction, including the income generated from operating the business for 6 weeks.

[8]	Segment operating income is defined as gross profit less SG&A expense. Segment operating margin is defined as segment operating income divided by net revenue.
[9]	Segment financial information excludes all impacts related to the Royal transaction, including the income generated from operating the business for 6 weeks.